Exhibit 10.2

AMALGAMATION AGREEMENT

This Amalgamation Agreement (the “Agreement”) is made as of the 21st day of June, 2021.

BETWEEN:

LANNISTER MINING CORP., a British Columbia corporation having its registered office at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7

(“Lannister”)

AND:

1247666 B.C.LTD., a British Columbia corporation having an office at 404 15th Street East, North Vancouver, British Columbia

(“BC Co.”)

WHEREAS:

A.	Lannister and BC Co. (collectively, the “Amalgamating Companies” and individually called an “Amalgamating Company”) have agreed to amalgamate and continue as one company (“Amalco”) under the terms and conditions set out in this Agreement;

B.	The authorized share structure of Lannister consists of:

Class	Authorized	Issued
Common Shares without par value	No maximum	39,929,981 Common Shares

C.	The authorized share structure of BC Co. consists of:

Class	Authorized	Issued
Common Shares without par value	No maximum	37,720,000 Common Shares

D.	Each of the Amalgamating Companies has made full disclosure to the other of all of its respective assets and liabilities and each Amalgamating Company is solvent; and

E.	Each Amalgamating Company has determined that it is beneficial for business reasons that the amalgamation of the Amalgamating Companies (the “Amalgamation”) should be effected.

WITNESS that the Amalgamating Companies mutually agree as follows:

PART 1

DEFINITIONS

1.1	In this Agreement:

(a)	“Act” means the Business Corporations Act , S.B.C. 2002, c.57, as amended;

(b)	“Amalco” means the company continuing from the amalgamation of the Amalgamating Companies;

(c)	“Amalgamation” has the meaning ascribed thereto in Recital E;

(d)	“Amalgamating Companies” and “Amalgamated Company” have the meaning ascribed thereto in Recital A;

(e)	“Effective Date” means the date shown on the Certificate of Amalgamation to be issued by the Registrar of Companies pursuant to Section 281 of the Act; and

(f)	“Registrar of Companies” means the Registrar of Companies for British Columbia.

PART 2

AMALGAMATION

Agreement to Amalgamate

2.1	The Amalgamating Companies agree to amalgamate under the provisions of the Act and continue as one company on the terms and conditions set out in this Agreement.

Effective Date

2.2	The Effective Date of the Amalgamation will be June 18, 2021 if this Agreement has been approved as required by law before that date, or at such later date, or time and date, as may be determined by the directors of the Amalgamating Companies.

Name

2.3	The name of Amalco will be “Lannister Mining Corp.”

Amalgamation Application and Articles

2.4	The form of Amalgamation Application (including the Notice of Articles of Amalco) and Articles of Amalco will be in the forms attached hereto as Schedule “A” and Schedule “B”, respectively, the said Articles having been signed by the first directors of Amalco referred to in §3.2 of this Agreement.

Registered and Records Office

2.5	The mailing and delivery addresses of the registered office and records office of Amalco, until changed in accordance with the provisions of the Act will be as set out in the Notice of Articles of Amalco referred to in §2.4 of this Agreement.

Financial Year End

2.1	The financial year end of Amalco will be December 31, until changed by the directors of Amalco.

PART 3

DIRECTORS AND OFFICERS

Number of Directors

3.1	The number of directors of Amalco, until changed in accordance with the Articles of Amalco, will be six (6).

First Directors

3.2	The full name and prescribed address of the first directors of Amalco will be as follows:

Name	Prescribed Address
James Greig	#319-2525 Carnarvon Street Vancouver, BC V6K 0C6
Bryan Slusarchuk	8469 Dunn Street Mission, BC V2V 6V4
Mario Vetro	883 Wavertree Road North Vancouver, BC V7R 1S2
William Randall	24 Grenadier Heights Toronto, ON M6S 2W6
Victor Cantore	8720A Dufrost Ave. Montreal, QB H1P 2Z5
Abraham Max Zaretsky	1615 Forum Place, #3A West Palm Beach, Florida 33401 USA

Duties of Directors

3.3	The directors will carry on and continue the management and operation of Amalco in such manner as they determine subject to and in accordance with the Articles of Amalco and the Act.

Officers

3.4	The full names, offices held and prescribed addresses of the first officers of Amalco are:

Name	Office Held	Prescribed Address
James Greig	Chief Executive Officer	#319-2525 Carnarvon Street Vancouver, BC V6K 0C6
Kelvin Lee	Chief Financial Officer	1782 E 55th Ave.
Vancouver, BC V5P 1Z6

PART 4

SHARE CAPITAL

Share Exchange and Cancellation

4.1	The issued shares of each of the Amalgamating Companies will be exchanged for shares in the capital of Amalco or otherwise dealt with as follows:

(a)	all of the unissued shares of each Amalgamating Company will be cancelled; and

(b)	the issued and outstanding shares in the Amalgamating Companies will be exchanged for (i) shares in the capital of Amalco, or (ii) cash, as set out in Schedule “C” attached hereto.

Share Certificates

4.2	After the Amalgamation becomes effective, each shareholder of each of the Amalgamating Companies will surrender, or cause to be surrendered for cancellation to Amalco, the certificates representing shares of the Amalgamating Companies held by them. In return, such shareholders shall be entitled to receive share certificates representing shares in Amalco in accordance with §4.1(b) herein. Until such surrender and exchange, the share certificate or certificates representing shares of the particular Amalgamating Company held by each such shareholder will be evidence each such shareholder’s right to be registered as a shareholder of Amalco.

PART 5

EFFECT OF AMALGAMATION

Termination of Agreement

5.1	The respective directors of any Amalgamating Company may at any time before the amalgamation, by written notice to the others, terminate this Agreement and in such event the Amalgamation shall not take place notwithstanding the fact that this Agreement may have been adopted by the shareholders of the Amalgamating Companies.

Vesting of Assets and Assumption of Liabilities

5.2	From the Effective Date, Amalco is seized of and holds and possesses all the property, rights and interests and is subject to all the debts, liabilities and obligations of each Amalgamating Company without further deeds, transfers or conveyances, as fully and effectually and to all intents and purposes as if held or borne by each of the Amalgamating Companies respectively immediately prior to the Effective Date, and the directors of Amalco will have full power to carry the amalgamation into effect and to perform such acts as are necessary or proper for such purposes, including satisfying any obligations to dissenting shareholders under the Act, and each shareholder of each Amalgamating Company will be bound by the terms of this Agreement.

Creditors’ Rights, Liens

5.3	The rights of creditors against the property, rights and assets of the Amalgamating Companies and all liens upon their respective property, rights and assets, will be unimpaired by the amalgamation, and all debts, contracts, liabilities and duties of each of the Amalgamating Companies will from the Effective Date attach to Amalco and may be enforced against it.

Pending Actions

5.4	No action or proceeding by or against any Amalgamating Company will abate or be affected by the amalgamation, and for all purposes of every such action or proceeding Amalco will, from the Effective Date, be deemed substituted for the Amalgamating Company involved.

PART 6

ADOPTION AND AMENDMENTS

Adoption of Agreement

6.1	This Agreement will be subject to the condition that it be approved by each of the Amalgamating Companies in the manner required by section 271(1) or 271(6) of the Act.

Amendment

6.2	Following the adoption of this Agreement by the shareholders of each of the Amalgamating Companies, the Amalgamating Companies may, as authorized by resolution of their respective boards of directors, make any alteration or modification of this Agreement and every alteration and modification so effected will be binding on the parties.

Filing of Amalgamation Documentation

6.3	Subject to the provisions of 5.1 of this Agreement, if this Agreement is adopted by each of the Amalgamating Companies as required by the Act, the Amalgamating Companies agree that they will, jointly and together, file with the Registrar of Companies the Amalgamation Application in the form set out in Schedule “A” to this Agreement.

PART 7

MISCELLANEOUS

Condition Precedent

7.1	The respective obligations of the parties hereto to consummate the Amalgamation are subject to the satisfaction, on or before the Effective Date unless otherwise provided, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other of such conditions:

(a)	each of the Amalgamating Companies adopts this Agreement pursuant to Section 271 of the Act, and

(b)	there shall not be in force any order or decree restraining or enjoining the consummation of the Amalgamation.

Further Assurances

7.2	Each of the Amalgamating Companies shall complete, execute and deliver and complete any and all other documents or instruments necessary or desirable and do such acts as are necessary or desirable to give full force and effect to the provisions and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF each of the Amalgamating Companies have executed this Agreement as of the day and year first above written.

Lannister Mining Corp.

Per:	/s/ Mario Vetro
Authorized Signatory

1247666 B.C. Ltd.

Per:	/s/ Chris Beltgens
Authorized Signatory